Houlihan Lokey Reports Second Quarter Fiscal 2019 Financial Results

– Record Second Quarter Fiscal 2019 Revenues of $275 million –
– Second Quarter Fiscal 2019 Diluted EPS of $0.61 –
– Adjusted Second Quarter Fiscal 2019 Diluted EPS of $0.70 –
– Announces Dividend of $0.27 per Share for Third Quarter Fiscal 2019 –

LOS ANGELES and NEW YORK - October 25, 2018 - Houlihan Lokey, Inc. (NYSE:HLI) (“Houlihan Lokey”, or the “Company”) today reported record financial results for its second quarter ended September 30, 2018. For the second quarter, revenues increased 14% to $275 million, compared with $242 million for the second quarter ended September 30, 2017.
Net income increased 20% to $40 million, or $0.61 per diluted share, for the second quarter ended September 30, 2018, compared with $33 million, or $0.50 per diluted share, for the second quarter ended September 30, 2017. Adjusted net income for the second quarter ended September 30, 2018 grew 24% to $46 million, or $0.70 per diluted share, compared with $37 million, or $0.56 per diluted share, for the second quarter ended September 30, 2017.
"We are pleased to report that the firm achieved its highest quarterly revenues ever, with good results across all three business segments. As the global equity and debt markets have recently experienced increased volatility, we increasingly see a bifurcated business environment. Most of our client base continues to exhibit a healthy confidence in their financial results while selected pockets of distress are resulting in stable restructuring activity. Currently, this is a positive environment for our balanced business model, allowing the firm to achieve solid results in both our corporate finance and financial advisory business segments as well as our financial restructuring business segment," stated Scott Beiser, Chief Executive Officer of Houlihan Lokey.
Selected Financial Data
(Unaudited and in thousands, except per share data)

	U.S. GAAP
	Three Months Ended September 30,		Six Months Ended September 30,
	2018	2017	2018	2017
Revenues	$274,992	$242,183	$494,994	$459,674
Operating expenses:
Employee compensation and benefits	175,321	161,295	314,501	306,804
Non-compensation expenses	43,496	27,562	84,188	52,671
Operating income	56,175	53,326	96,305	100,199
Other (income) expense, net	(1,007)	(200)	(2,613)	(1,706)
Income before provision for income taxes	57,182	53,526	98,918	101,905
Provision for income taxes	17,063	20,169	29,115	29,304
Net income attributable to Houlihan Lokey, Inc.	$40,119	$33,357	$69,803	$72,601

Diluted net income per share of common stock	$0.61	$0.50	$1.06	$1.09

Revenues

For the second quarter ended September 30, 2018, revenues increased to $275 million, compared with $242 million for the second quarter ended September 30, 2017. For the quarter, Corporate Finance ("CF") revenues were relatively flat, Financial Restructuring ("FR") revenues increased 46%, and Financial Advisory Services ("FAS") revenues increased 10% when compared with the second quarter ended September 30, 2017. Revenues for the quarter ended September 30, 2018 included $5.2 million in expense reimbursements as a result of the adoption of ASC 606 effective April 1, 2018 that now clarifies that reimbursements of out-of-pocket expenses should be included in revenues, whereas prior to adoption we had been reporting non-compensation expenses net of such reimbursements.

Expenses

The Company’s employee compensation and benefits and non-compensation expenses during the periods presented and described below are on a GAAP and an adjusted basis, as appropriate.

(Unaudited and in thousands)

	Three Months Ended September 30,
	U.S. GAAP		Adjusted (Non-GAAP)*
	2018	2017	2018	2017
Expenses:
Employee compensation and benefits	$175,321	$161,295	$169,119	$154,997
% of Revenues	63.8%	66.6%	61.5%	64.0%
Non-compensation expenses	$43,496	$27,562	$41,286	$27,562
% of Revenues	15.8%	11.4%	15.0%	11.4%
Provision for Income Taxes	$17,063	$20,169	$19,573	$22,479
% of Pre-Tax Income	29.8%	37.7%	29.8%	37.7%

(Unaudited and in thousands)

	Six Months Ended September 30,
	U.S. GAAP			Adjusted (Non-GAAP)*
	2018		2017	2018		2017
Expenses:
Employee compensation and benefits	$314,501		$306,804	$302,224		$294,193
% of Revenues	63.5%		66.7%	61.1%		64.0%
Non-compensation expenses	$84,188	$—	$52,671	$78,232	$—	$52,671
% of Revenues	17.0%		11.5%	15.8%		11.5%
Provision for Income Taxes	$29,115		$29,304	$34,254		$42,908
% of Pre-Tax Income	29.4%		28.8%	29.4%		38.0%

*Note: The adjusted figures represent non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

Employee compensation and benefits expenses were $175 million for the second quarter ended September 30, 2018, compared with $161 million for the second quarter ended September 30, 2017. The increase in employee compensation and benefits expenses was primarily a result of higher fee revenues when compared with the same quarter last year.

Adjusted employee compensation and benefits expenses were $169 million for the second quarter ended September 30, 2018, compared with $155 million for the second quarter ended September 30, 2017. The increase in adjusted employee compensation and benefits expenses was primarily a result of an increase in fee revenues for the quarter when compared with the same quarter last year. This resulted in an adjusted compensation ratio of 61.5% for the second quarter ended September 30, 2018, versus 64.0% for the second quarter ended September 30, 2017.

Non-compensation expenses were $43 million for the second quarter ended September 30, 2018 and $28 million for the second quarter ended September 30, 2017. The increase in non-compensation expenses was primarily driven by (i) the recognition of reimbursements of out-of-pocket expenses as revenues, (ii) higher rent expense, (iii) higher professional fees, and (iv) general increases in travel, meals, and entertainment and other operating expenses.

Adjusted non-compensation expenses were $41 million for the second quarter ended September 30, 2018 and $28 million for the second quarter ended September 30, 2017. The increase in adjusted non-compensation expenses was primarily driven by (i) the recognition of reimbursements of out-of-pocket expenses as revenues, (ii) higher rent expense, (iii) higher professional fees, and (iv) general increases in travel, meals, and entertainment and other operating expenses.

The provision for income taxes was $17 million, representing an effective tax rate of 29.8% for the second quarter ended September 30, 2018, compared with $20 million, representing an effective tax rate of 37.7% for the second quarter ended September 30, 2017. The decrease in the effective tax rate was a result of a lower statutory federal tax rate per the Tax Cuts and Jobs Acts (the "Tax Act") that was enacted into law in December 2017.

The adjusted provision for income taxes was $20 million, representing an adjusted effective tax rate of 29.8% for the second quarter ended September 30, 2018, compared with $22 million, representing an adjusted effective tax rate of 37.7% for the second quarter ended September 30, 2017. The decrease in the adjusted effective tax rate was a result of a lower statutory federal tax rate per the Tax Act.

Segment Reporting for the Second Quarter

Corporate Finance revenues were $146 million for both the second quarter of September 30, 2018 and September 30, 2017. The increase in revenues due to the recognition of reimbursements of out-of-pocket expenses as revenues was offset by a slight decrease in the number of transactions that closed during the quarter compared to the same period last year. CF closed 62 transactions in the second quarter ended September 30, 2018, versus 64 transactions in the second quarter ended September 30, 2017, and CF's average transaction fee for the quarter was slightly higher when compared with the same period last year.

(Unaudited and $ in thousands)

	Three Months Ended September 30,		Six Months Ended September 30,
	2018	2017	2018	2017
Corporate Finance
Revenues	$146,057	$145,821	$278,928	$269,820
# of MDs	106	94	106	94
# of Closed Transactions	62	64	131	116

For the second quarter ended September 30, 2018, Financial Restructuring revenues increased 46% to $93 million, compared with $63 million in the second quarter ended September 30, 2017. FR closed 20 transactions in the second quarter ended September 30, 2018, versus 14 transactions in the second quarter ended September 30, 2017, and FR's average transaction fee for the quarter was higher when compared with the same period last year.

(Unaudited and $ in thousands)

	Three Months Ended September 30,		Six Months Ended September 30,
	2018	2017	2018	2017
Financial Restructuring
Revenues	$92,684	$63,281	$143,160	$122,310
# of MDs	45	40	45	40
# of Closed Transactions	20	14	33	32
For the second quarter ended September 30, 2018, Financial Advisory Services revenues increased 10% to $36 million, compared with $33 million in the second quarter ended September 30, 2017. The growth in revenues was primarily a result of the recognition of reimbursements of out-of-pocket expenses as revenues.

(Unaudited and $ in thousands)

	Three Months Ended September 30,		Six Months Ended September 30,
	2018	2017	2018	2017
Financial Advisory Services
Revenues	$36,251	$33,082	$72,906	$67,545
# of MDs	35	40	35	40
# of Fee Events[1]	469	532	771	842

1.	A Fee Event includes any engagement that involves revenue activity during the measurement period based on a revenue minimum of $1,000 (one thousand dollars).

Balance Sheet and Capital Allocation

The Board of Directors of the Company declared a regular quarterly cash dividend of $0.27 per share of Class A and Class B common stock. The dividend will be payable on December 14, 2018 to stockholders of record as of the close of business on December 3, 2018.

For the second quarter ended September 30, 2018, the Company repurchased 413,141 shares of its common stock in open market purchases at an average price of $48.38 per share, for a total cost of $20 million.

As of September 30, 2018, the Company had $254 million of unrestricted cash and cash equivalents and investment securities, and loans payable and other liabilities aggregating $33 million.

Investor Conference Call and Webcast

The Company will host a conference call and live webcast at 5:00 p.m. Eastern Time on Thursday, October 25, 2018, to discuss its second quarter fiscal 2019 results. The number to call is 1-888-599-8686 (domestic) or 1-323-994-2093 (international). A live webcast will be available in the Investor Relations section of the Company’s website. A replay of the conference call will be available from October 25, 2018 through November 1, 2018, by dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international) and entering the passcode 3699015#. A replay of the webcast will be archived and available on the Company’s website.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects,” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance, or achievements. For a further description of such factors, you should read the Company’s filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures

Adjusted net income, total and on a per share basis, adjusted operating expenses and adjusted provision for income taxes are presented and discussed in this earnings press release and are non-GAAP measures that management believes, when presented together with comparable GAAP measures, are useful to investors in understanding the Company’s operating results. Adjusted net income, adjusted operating expenses and adjusted provision for income taxes remove the significant accounting impact of one-time or non-recurring charges associated with the Company’s one-time/non-recurring matters, as set forth in the tables at the end of this release.

Adjusted net income as calculated by the Company is not necessarily comparable to similarly titled measures reported by other companies. Additionally, adjusted net income is not a measurement of financial performance or liquidity under GAAP and should not be considered as an alternative to the Company’s financial information determined under GAAP. For a description of the Company’s use of adjusted net income and a reconciliation with net income, as well as a reconciliation of the specific line items in adjusted net income, see the section of this press release titled “Reconciliation of GAAP to Adjusted Financial Information.” Please refer to our financial statements, prepared in accordance with GAAP, for purposes of evaluating our financial condition, results of operations, and cash flows.

About Houlihan Lokey

Houlihan Lokey (NYSE:HLI) is a global investment bank with expertise in mergers and acquisitions, capital markets, financial restructuring, valuation, and strategic consulting. The firm serves corporations, institutions, and governments worldwide with offices in the United States, Europe, the Middle East, and the Asia-Pacific region. Independent advice and intellectual rigor are hallmarks of the firm's commitment to client success across its advisory services. Houlihan Lokey is ranked as the No. 1 M&A advisor for all U.S. transactions, the No. 1 global restructuring advisor, and the No. 1 global M&A fairness opinion advisor over the past 20 years, according to Thomson Reuters. For more information, please visit www.HL.com.

Contact Information

Investor Relations 212.331.8225 IR@HL.com	OR	Public Relations 212.331.8223 PR@HL.com

Appendix

Consolidated Balance Sheet (Unaudited)
Consolidated Statement of Income (Unaudited)
Reconciliation of GAAP to Adjusted Financial Information (Unaudited)

Houlihan Lokey, Inc.
Consolidated Balance Sheet
(In thousands, except share data and par value)

	September 30, 2018	March 31, 2018
	(unaudited)	(audited)
Assets:
Cash and cash equivalents	$227,599	$206,723
Restricted cash	366	93,500
Investment securities	26,565	209,319
Accounts receivable, net of allowance for doubtful accounts	66,010	77,259
Unbilled work in process	31,841	45,862
Receivable from affiliates	7,870	8,732
Property and equipment – net of accumulated depreciation	31,699	32,146
Goodwill and other intangibles, net	799,322	723,310
Other assets	29,134	21,990
Total assets	1,220,406	1,418,841
Liabilities and Stockholders' Equity
Liabilities:
Accrued salaries and bonuses	268,548	377,901
Accounts payable and accrued expenses	41,183	40,772
Deferred income	30,946	3,620
Income taxes payable	7,941	9,967
Deferred income taxes	10,148	22,180
Forward purchase liability	—	93,500
Loans payable to former shareholders	2,642	3,036
Loan payable to non-affiliate	8,899	8,825
Other liabilities	21,793	6,227
Total liabilities	392,100	566,028

Stockholders' equity:
Class A common stock, $0.001 par value. Authorized 1,000,000,000 shares; issued and outstanding 34,696,005 and 30,604,405 shares as of September 30 and March 31, 2018, respectively	35	31
Class B common stock, $0.001 par value. Authorized 1,000,000,000 shares; issued and outstanding 31,063,445 and 37,187,932 shares as of September 30 and March 31, 2018, respectively	31	37
Treasury stock, at cost; 0 and 2,000,000 shares as of September 30 and March 31, 2018, respectively	—	(93,500)
Additional paid-in capital	636,150	753,077
Retained earnings	222,324	207,124
Accumulated other comprehensive loss	(30,234)	(13,956)
Total stockholders' equity	828,306	852,813
Total liabilities and stockholders' equity	1,220,406	1,418,841

Houlihan Lokey, Inc.
Consolidated Statement of Income
(Unaudited and in thousands, except share and per share data)

	Three Months Ended September 30,		Six Months Ended September 30,
	2018	2017	2018	2017
Revenues	$274,992	$242,183	$494,994	$459,674

Operating expenses:
Employee compensation and benefits	175,321	161,295	314,501	306,804
Travel, meals, and entertainment	10,111	6,229	19,697	11,907
Rent	10,437	6,959	18,625	14,149
Depreciation and amortization	3,706	2,175	7,174	4,149
Information technology and communications	4,709	4,966	10,298	9,242
Professional fees	5,784	3,371	12,061	5,758
Other operating expenses, net	8,749	3,862	16,333	7,466
Total operating expenses	218,817	188,857	398,689	359,475

Operating income	56,175	53,326	96,305	100,199

Other (income) expense, net	(1,007)	(200)	(2,613)	(1,706)
Income before provision for income taxes	57,182	53,526	98,918	101,905

Provision for income taxes	17,063	20,169	29,115	29,304
Net income attributable to Houlihan Lokey, Inc.	$40,119	$33,357	$69,803	$72,601

Weighted average shares of common stock outstanding:
Basic	62,258,919	62,117,998	62,620,017	62,230,177
Fully Diluted	66,045,921	66,907,890	66,099,770	66,640,539
Net income per share of common stock:
Basic	$0.64	$0.54	$1.11	$1.17
Fully Diluted	$0.61	$0.50	$1.06	$1.09

Houlihan Lokey, Inc.
Reconciliation of GAAP to Adjusted Financial Information
(Unaudited and in thousands, except per share data)

	Three Months Ended September 30,		Six Months Ended September 30,
	2018	2017	2018	2017
Revenues	$274,992	$242,183	$494,994	$459,674

Employee Compensation and Benefits
Employee Compensation and Benefits (GAAP)	$175,321	$161,295	$314,501	$306,804
Less/Plus: Adjustments[1]	(6,202)	(6,298)	(12,278)	(12,611)
Employee Compensation and Benefits (Adjusted)	169,119	154,997	302,224	294,193

Non-Compensation Expenses
Non-Compensation Expenses (GAAP)	$43,496	$27,562	$84,188	$52,671
Less/Plus: Adjustments[2]	(2,209)	—	(5,955)	—
Non-Compensation Expenses (Adjusted)	41,286	27,562	78,232	52,671

Operating Income
Operating Income (GAAP)	$56,175	$53,326	$96,305	$100,199
Less/Plus: Adjustments[3]	8,411	6,298	18,233	12,611
Operating Income (Adjusted)	64,586	59,624	114,538	112,810

Other (Income) Expenses, net
Other (Income) Expenses, net (GAAP)	($1,007)	($200)	($2,613)	($1,706)
Less/Plus: Adjustments[4]	—	166	719	1,552
Other (Income) Expenses, net (Adjusted)	(1,007)	(34)	(1,894)	(154)

Provision for Income Taxes
Provision for Income Taxes (GAAP)	$17,063	$20,169	$29,115	$29,304
Less/Plus: Adjustments[5]	2,510	2,310	5,139	13,604
Provision for Income Taxes (Adjusted)	19,573	22,479	34,254	42,908

Net Income
Net Income (GAAP)	$40,119	$33,357	$69,803	$72,601
Less/Plus: Adjustments[6]	5,902	3,822	12,375	(2,545)
Net Income (Adjusted)	46,021	37,179	82,178	70,056

Diluted adjusted net income per share of common stock	$0.70	$0.56	$1.24	$1.05
____________________________
Note: Figures may not sum due to rounding.

1.	Consists of pre-IPO grant vesting, including grants re-awarded following forfeiture, if any.

2.
Includes costs associated with Houlihan Lokey's secondary offering of stock ($0 in Q2 FY19; ($498) in YTD Q2 FY19), completed acquisitions ($0 in Q2 FY19; ($1,929) in YTD Q2 FY19), acquisition-related amortization (($1,589) in Q2 FY19; ($2,910) in YTD Q2 FY19), and HL Finance setup costs (($619) in Q2 FY19 and YTD Q2 FY19).

3.	Includes adjustments from (1) and (2) above.

4.	Includes Australia related transaction expenses ($166 in Q2 FY18 and YTD Q2 FY18) and the reduction of an earnout liability ($719 in YTD Q2 FY19; $1,386 in YTD Q2 FY18).

5.
Includes adjustments relating to the following: (i) the tax impact as a result of the adoption of ASU No. 2016-09, Compensation - Stock Compensation due to the acceleration of vesting of share awards ($9,406 in YTD Q2 FY18) and (ii) the tax impact, using the adjusted effective tax rate, of the adjustments described in footnotes 1, 2, and 4 ($2,510 in Q2 FY19; $2,310 in Q2 FY18; $5,139 in YTD Q2 FY19; $4,198 in YTD Q2 FY18).

6.	Consists of the adjustments described above net of the tax impact of described adjustments.